Exhibit 99.1

Solar Capital Announces Appointment of Richard L. Peteka as Chief Financial Officer

NEW YORK--(BUSINESS WIRE)--May 21, 2012--Solar Capital Ltd. (NASDAQ: SLRC) today announced the appointment effective May 18, 2012 of Richard L. Peteka as Chief Financial Officer, succeeding Nicholas Radesca who resigned from his employment with Solar Capital Ltd.

“We are very pleased to welcome Rich, a top veteran of the BDC industry,” said Michael Gross, Chairman and CEO of Solar Capital Ltd. “Based upon my prior experience working with Rich, I’m confident that he will be a strong addition to our executive management team.”

Mr. Peteka most recently served as Chief Financial Officer and Treasurer of Apollo Investment Corporation from June 2004 through February 2012. Prior to joining Apollo, Mr. Peteka was Chief Financial Officer and Treasurer of various closed-end and open-end registered investment companies for Citigroup Asset Management.

The Company’s affiliate, Solar Senior Capital Ltd. (NASDAQ: SUNS), has also appointed Mr. Peteka to serve as its Chief Financial Officer.

“We thank Nick Radesca for his service to the company,” said Bruce Spohler, Chief Operating Officer of Solar Capital Ltd. “We wish him every success in the future.”

ABOUT SOLAR CAPITAL LTD.

Solar Capital Ltd. is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company invests primarily in leveraged, middle market companies in the form of senior secured loans, mezzanine loans, and equity securities.

FORWARD-LOOKING STATEMENTS

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Solar Capital Ltd. undertakes no duty to update any forward-looking statements made herein.

CONTACT:
Solar Capital Ltd.
Richard Peteka, 212-993-1660